SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Prudential Securities Futures Management Inc.

Seaport Futures Management, Inc.

One New York Plaza

New York, NY 10292-2013

August 6, 2004

To our Limited Owners and Limited Partners:

We recently mailed to you proxy materials for the Special Meeting of Limited Owners and Limited Partners scheduled to be held on September 21, 2004. According to our records, your vote has not yet been received. If your proxy is in the mail or you have voted electronically, thank you. You need do nothing more.

Your vote is extremely important. To ensure that your Interests are voted at the Special Meeting, please complete the enclosed proxy card(s) and use the return envelope(s). Alternatively, please follow the instructions for Internet or telephone voting provided on your proxy card(s).

YOU MUST TAKE ACTION TO APPROVE THESE ITEMS

IN ACCORDANCE WITH THE RECOMMENDATION

OF YOUR FUND’S MANAGING OWNER/GENERAL PARTNER

THAT YOU VOTE “FOR” BOTH ITEMS DESCRIBED ON THE PROXY CARD

You have voted “for” the Proposal and Grant of Authority (REQUIRES ACTION BY YOU) if:

•	You sign and return the proxy card and check the boxes “for” Items #1 and #2.

•	You return a signed proxy card but fail to check a box (i.e., no instruction is given), your vote will be cast “for” that Item.

You have voted “against” the Proposal and Grant of Authority if:

•	You take no action.

•	You return an unsigned proxy card. Unsigned proxy cards will be discarded as not voted.

•	You return a signed proxy card and check either the “against” or “abstain” instruction box.

In either case, you may cast your vote by phone or Internet by following the instructions on the proxy card. Alternatively, you may vote in person at the Special Meeting scheduled for September 21, 2004.

If you hold more than one Fund, you must vote each proxy card that is sent to you separately. If you have any questions, you may call Morrow & Co., Inc. at (800) 607-0088 or you may call us at 212-778-7866.

Sincerely,

Brian J. Martin

President

Prudential Securities Futures Management Inc.

Seaport Futures Management, Inc.

One New York Plaza

New York, NY 10292-2013

August 26, 2004

Re:	Your Investment in Managed Futures Fund(s)

Your Fund is now in the final stage of the proxy vote. As you know from the proxy materials previously mailed to you, a Special Meeting of Limited Owners and Limited Partners is scheduled to be held on September 21, 2004. Your vote is extremely important. According to our records, your vote has not yet been received. As the Funds do not have investors with concentrated holdings, each individual investor’s proxy is critically important to determining the future of your investment in the Fund(s). Unless a majority of investor Interests approve the Proposal, your Fund will be liquidated.

To ensure that your Interests are voted at the Special Meeting, please complete the enclosed proxy card(s). Alternatively, follow the instructions for Internet or telephone voting provided thereon. If your proxy is in the mail or you have since the date of this letter voted electronically, thank you. You need do nothing more.

YOU MUST TAKE ACTION TO APPROVE THE PROPOSAL

YOUR FUND’S MANAGING OWNER/GENERAL PARTNER RECOMMENDS

THAT YOU VOTE “FOR” BOTH ITEMS DESCRIBED ON THE PROXY CARD

You may vote by signing and returning the enclosed proxy card (if you sign but do not provide instruction by checking a box your votes will be counted “FOR” that Item). If you are invested in more than one Fund, you must complete a separate proxy card for each Fund sent to you. You may also vote by telephone or Internet, following the instructions on the proxy card. Failure to take any of these actions will mean that your vote will be considered as a vote “AGAINST” the Proposal and Grant of Authority. Alternatively, you may vote in person at the Special Meeting scheduled for September 21, 2004.

If you have any questions, you may call Morrow & Co., Inc. at (800) 607-0088 or you may call us at 212-778-7866.

Sincerely,

Brian J. Martin

President